EXHIBIT 5.2

SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866
June 15, 2011
CMS Energy Corporation
CMS Energy Trust IV
CMS Energy Trust V
One Energy Plaza
Jackson, MI 49201

Re:	CMS Energy Corporation CMS Energy Trust IV CMS Energy Trust V Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to CMS Energy Trust IV and CMS Energy Trust V (each a “CMS Trust” and, together, the “CMS Trusts”), each a statutory trust existing under the Statutory Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by CMS Energy Corporation, a Michigan corporation (the “Company”), Consumers Energy Company, a Michigan corporation, and the CMS Trusts with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of the trust preferred securities (the “Preferred Securities”) of each of the CMS Trusts.
     The Preferred Securities of each CMS Trust are to be issued pursuant to the Amended and Restated Trust Agreement of such CMS Trust (each a “Trust Agreement” and, collectively, the “Trust Agreements”), each such Trust Agreement being among the Company, as sponsor, The Bank of New York Mellon, as property trustee (the “Property Trustee”), The Bank of New York Mellon (Delaware), as Delaware trustee, and Alan M. Wright, an individual, and Thomas A. McNish, an individual, as administrative trustees.
     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

June 15, 2011

     In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of Registration Statement; (ii) the certificates of trust of each of the CMS Trusts (the “Certificates of Trust”) as filed with the Secretary of State of the State of Delaware on December 1, 2000; (iii) a Certificate of Good Standing for each of the CMS Trusts, dated June 14, 2011 obtained from the Secretary of State of the State of Delaware; (iv) the currently existing Trust Agreement of CMS Energy Trust IV, dated November 22, 2000, between the Company and Alan M. Wright, Thomas A. McNigh and the Bank of New York (Delaware), as trustees, and the currently existing Trust Agreement of CMS Energy Trust V dated November 22, 2000, between the Company and Alan M. Wright, Thomas A. McNigh and the Bank of New York (Delaware), as trustees, (each, an “Original Trust Agreement” and, collectively, the “Original Trust Agreements”); (v) the form of the Trust Agreement of each of the CMS Trusts (including the designation of the terms of the Preferred Securities annexed thereto) to be included as exhibits to the Registration Statement; (vi) the form of the Preferred Securities of each of the CMS Trusts and (vii) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes. With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party, other than the CMS Trusts, to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto (other than the CMS Trusts). We have also assumed that (i) the Certificate of Trust of the relevant CMS Trust will be in full force and effect and will not have been amended, (ii) the activities of the relevant CMS Trust have been and will be conducted in accordance with its Original Trust Agreement or Trust Agreement, as applicable, and the Statutory Trust Act of the State of Delaware and (iii) the Trust Agreement of the relevant CMS Trust, and the Preferred Securities of the relevant CMS Trust, will be executed in

June 15, 2011

substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Preferred Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the relevant CMS Trust or its property is subject; (ii) any law, rule, or regulation to which the Company or the relevant CMS Trust is subject; (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the relevant CMS Trust and others.
     This opinion letter is limited to the Statutory Trust Act of the State of Delaware as in effect on the date hereof.
     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each CMS Trust to be offered pursuant to the Registration Statement (the “Offered Preferred Securities”) will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such CMS Trust, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Trust Agreement of such CMS Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Preferred Securities have been established in accordance with the Trust Agreement of such CMS Trust; (v) the Offered Preferred Securities have been issued, executed and authenticated in accordance with the Trust Agreement of such CMS Trust, and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto and (vi) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Securities has been duly authorized, executed and delivered by the applicable CMS Trust and the other parties thereto. We note, however, that the holders of the Offered Preferred Securities may be obligated, pursuant to the Trust Agreement of such CMS Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such CMS Trust to exercise its rights and powers under the Trust Agreement of such CMS Trust.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name under the heading “Legal Opinions” in the base prospectus included in the Registration Statement. In giving this consent, we do not hereby

June 15, 2011

admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Sidley Austin LLP
Sidley Austin LLP